EXHIBIT 10.9

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “First Amendment”) is entered into as of the 16th day of May, 2008 (the “Effective Date”) by and between TELETOUCH COMMUNICATIONS, INC., a Delaware corporation (the “Company”), Stratford Capital Partners, L.P., a Delaware limited partnership (“Stratford”), and Retail & Restaurant Growth Capital, L.P., a Delaware limited partnership (“RRGC” and together with Stratford, are collectively referred to hereinafter as “Securityholders”).

WITNESSETH:

WHEREAS, the Company and the Securityholders executed a certain Registration Rights Agreement dated August 24, 2006 (the “Original RRA”); and

WHEREAS, each Securityholder is the holder and beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the Registrable Securities; and

WHEREAS, the parties desire to amend the Original RRA as more particularly described herein.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Definitions. As used in this First Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Original RRA and used herein without definition shall have the meaning assigned to such term in the Original RRA, unless expressly provided to the contrary.

2. Amendment to Section 1.1 of the Original RRA. The definition of “Excluded Registration”, as set forth in Section 1.1 of the Original RRA, shall be amended and replaced in its entirety with the following definition of “Excluded Registration”:

“Excluded Registration” means a registration under the Securities Act of any of the following: (i) securities registered on Form S-8 or any similar successor form, (ii) securities registered to effect the acquisition of or combination with another Person, (iii) INTENTIONALLY OMITTED; (iv) any registration statement that registers securities for the account of the Registrant that is filed prior to August 11, 2008; provided, that at least 50% of the securities registered are offered for the account of the Registrant; and (v) any registration relating to the offer and resale of securities outstanding as of the date hereof pursuant to registration rights, co-sale and other similar agreements entered into prior to the date of this Agreement that limit the participation of other proposed selling security holders.”

3. Amendment to Section 2.1.1 of the Original RRA. Section 2.1.1(c) of the Original RRA shall be amended and replaced in its entirety with the following Section 2.1.1(c):

“(c) After the date of this Agreement, the Registrant shall not enter into any registration rights, co-sale or other similar agreements that limit the participation by the Holders in any registration that would otherwise be permitted by this Agreement. Without limiting the generality of the foregoing, nothing herein shall preclude the Registrant from entering into any agreement with any other person, including without limitation a Lender, which provides for the Senior Indebtedness Priority, but does not otherwise limit the participation by the Holders in any registration that would otherwise be permitted by this Agreement.”

4. Amendment to Section 3.1 of the Original RRA. Section 3.1 of the Original RRA shall be amended and replaced in its entirety with the following Section 3.1:

“3.1 Termination. The provisions of this Agreement shall terminate on the earlier of (a) the first date on which no Holder holds any Registrable Securities or Series A Preferred Units, or (b) August 11, 2012; provided the provisions of Section 2.6 shall survive any termination of this Agreement.”

5. Further Assurances. The parties hereto hereby agree to execute and deliver such additional documents, instruments or agreements as may be necessary and appropriate to effectuate the purposes of this First Amendment.

6. Successors and Assigns. This First Amendment is binding upon and shall inure to the benefit of the successors and permitted assigns of the parties hereto.

7. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND INTERPRETED , CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS (EXCLUSIVE OF THE CHOICE OF LAW PROVISIONS THEREOF) OF THE STATE OF TEXAS AS TO ALL MATTERS, INCLUDING, BUT NOT LIMITED TO, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.

8. Counterparts; Delivery by Facsimile. This First Amendment may be executed in one or more counterparts, each of which when so executed shall be an original, but such counterparts when taken together shall constitute one and the same instrument. Executed counterparts to this First Amendment delivered by facsimile shall have the same binding effect as original executed and delivered counterparts.

9. Effectiveness of Original RRA. Except as otherwise amended or revised pursuant to this First Amendment, the terms, conditions, and provisions of the Original RRA shall be in full force and effect.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the date first written.

COMPANY:

TELETOUCH COMMUNICATIONS, INC.

By:	\s\ Thomas A. Hyde, Jr.
Thomas A. Hyde, Jr.
President & Chief Operating Officer

SECURITYHOLDERS:

STRATFORD CAPITAL PARTNERS, L.P.

By:	Stratford Capital GP Associates, L.P.

	By:	Stratford Capital Corporation, its general partner

	By:	\s\ David W. Knickel
David W. Knickel
Vice President
		Address:	200 Crescent Court
Suite 1600
Dallas, TX 75201
		Facsimile:	(214) 720-7888
		Attention:	David W. Knickel

RETAIL & RESTAURANT GROWTH CAPITAL, L.P.

By:	Retail & Restaurant Growth Partners, L.P., its general partner

	By:	Retail & Restaurant Growth Management, Inc., its general partner

	By:	\s\ Joseph L. Harberg
Joseph L. Harberg
President

		Address:	5440 Harvest Hill Rd.
Suite 103
Dallas, TX 75230
		Facsimile:	(469) 533-1982
		Attention:	Joseph L. Harberg

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